Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT:
Edward J. Lawson, CEO, President and Chairman, 21st Century Holding Company
(954) 308-1257 or (954) 581-9993

21st CENTURY HOLDING COMPANY REPORTS RECORD
FIRST QUARTER EARNINGS OF $0.88 PER SHARE
AND BEATS GUIDANCE

Lauderdale Lakes, Florida, May 2, 2006 - 21st Century Holding Company (Nasdaq: TCHC), today reported record results for the quarter ended March 31, 2006 (see attached tables).

For the three months ended March 31, 2006, the Company reported net income from continuing operations of $6,013,312, or $0.88 per share on 6,844,859 undiluted shares outstanding, versus net income from continuing operations of $4,785,676 or $0.78 per share on 6,152,548 undiluted shares outstanding in the same three-month period last year. These results beat Company guidance of $0.80 per share by 10% or $0.08 per share. On a diluted share basis, the Company reported first quarter earnings from continuing operations of $0.83 per share, based on 7,238,311 average diluted shares outstanding as compared to $0.73 per share from continuing operations on 6,532,023 average diluted shares outstanding for the same three-month period last year.

During the three months ended March 31, 2005 the Company sold its interest in one of its subsidiaries, Express Tax Service, Inc. The sale generated a one-time gain of $1,034,604 or $0.17 per share on an undiluted basis or $0.16 per share on a fully diluted basis.

Total homeowner revenues increased $7.2 million or 45.1% to $23.1 million for the three months ended March 31, 2006, as compared to $15.9 million for the same three-month period last year.

Total commercial general liability revenues increased $3.1 million or 59.4% to $8.2 million for the three months ended March 31, 2006, as compared to $5.1 million for the same three-month period last year.

Edward J. (Ted) Lawson, Chairman, CEO, and President, said, “The first quarter reflected the continued growth of our general liability and property lines of business. The second quarter is now showing an acceleration of that growth and we expect the second quarter to be stronger than the first. The Company is now guiding to earnings of $0.90 per share in the second quarter 2006 and the yearly guidance of $4.00 per share is hereby affirmed.”

The Company will hold an investor conference call at 4:30 PM (ET) today, May 2, 2006. Mr. Lawson and Mr. J. Gordon Jennings III, CFO, will discuss the financial results and review the outlook for the Company. Messrs. Lawson and Jennings invite interested parties to participate in the conference call. Listeners can access the conference call by dialing toll free 888-460-6235, conference ID 8473783. Please call at least five minutes in advance to ensure that you are connected prior to the presentation. A replay of the conference call will be available for 7 days at 800-642-1687.

About the Company
The Company, through its subsidiaries, underwrites standard and non-standard personal automobile insurance, flood insurance, general liability insurance, mobile home insurance and homeowners’ property and casualty insurance in the State of Florida. The Company underwrites general liability coverage as an admitted carrier in the States of Louisiana, Texas and Alabama for more than 300 classes of business, including special events. The Company also operates as an approved (non-admitted) carrier in the States of Georgia, Kentucky, Virginia and South Carolina offering the same general liability products. In addition, the Company has underwriting authority and processes claims for third party insurance companies. In addition to insurance services, the Company offers premium finance services to its insureds as well as insureds of certain third party insurance companies.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; ability to obtain regulatory approval for applications to underwrite in an additional jurisdiction or for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against the Company and any settlement thereof; risks related to the nature of the Company’s business; dependence on investment income and the composition of the Company’s investment portfolio; the adequacy of the Company’s liability for loss and loss adjustment expense; insurance agents; claims experience; limited experience in the insurance industry; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods.
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21st CENTURY HOLDING COMPANY
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended March 31,
Revenue:	2006	2005
Gross premiums written	$35,609,073	$30,097,044
Gross premiums ceded	—	(2,901,291)

Net premiums written	35,609,073	27,195,753

Decrease in prepaid reinsurance premiums	(8,671,572)	(2,675,295)
(Increase) in unearned premiums	(5,130,061)	(5,685,560)
Net change in prepaid reinsurance premiums and unearned premiums	(13,801,633)	(8,360,855)

Net premiums earned	21,807,440	18,834,898
Finance revenue	636,026	1,104,530
Managing general agent fees	657,968	632,315
Net investment income	1,196,265	892,871
Net realized investment gains	196,211	159,523
Other income	620,799	242,469

Total revenue	25,114,709	21,866,606

Expenses:
Loss and loss adjustment expenses	7,568,843	6,909,997
Operating and underwriting expenses	2,304,245	1,582,531
Salaries and wages	1,837,961	1,578,581
Interest expense	228,884	430,144
Policy acquisition costs, net of amortization	3,918,052	3,825,601

Total expenses	15,857,985	14,326,854

Income from cont’d ops before provision for income tax exp	9,256,724	7,539,752
Provision for income tax expense	3,243,412	2,754,076
Net income from continuing operations	6,013,312	4,785,676
Discontinued operations:
Income from discontinued operations (including gain on disposal of $0 and $1,630,000, respectively)	—	1,630,000
Provision for income tax expense	—	595,396
Income from discontinued operations	—	1,034,604
Net income	$6,013,312	$5,820,280
Basic net income per share from continuing operations	$0.88	$0.78
Basic net income per share from discontinued operations	$—	$0.17
Basic net income per share	$0.88	$0.95
Fully diluted net income per share from continuing operations	$0.83	$0.73
Fully diluted net income per share from discontinued operations	$—	$0.16
Fully diluted net income per share	$0.83	$0.89

Weighted average number of common shares outstanding	6,844,859	6,152,548

Weighted average number of common shares outstanding (assuming dilution)	7,238,311	6,532,023

Dividends declared per share	$0.12	$0.08

21st CENTURY HOLDING COMPANY
Balance Sheet Data
(Unaudited)

	Period Ending
	03/31/06	12/31/05
	(All dollars in thousands except Book Value Per Share)

Total Cash & Investments	$135,978	$106,158
Total Assets	$225,728	$290,155
Unpaid Loss and Loss Adjustment Expense	$53,797	$154,039
Total Liabilities	$172,515	$249,387
Total Shareholders’ Equity	$53,213	$40,767
Common Stock Outstanding	7,364,838	6,771,864
Book Value Per Share	$7.23	$6.02

	Premium Breakout
	3 Months Ending

Line of Business	03/31/06	03/31/05
Homeowners’	64.9%	52.9%
General Liability	23.1%	17.1%
Automobile	12.0%	30.0%

Gross Written Premiums	100.0%	100.0%

	Loss Ratios
	3 Months Ending

Line of Business	03/31/06	03/31/05
Automobile	70.51%	53.94%
Homeowners’	26.23%	30.79%
General Liability	22.59%	25.89%
All Lines	34.70%	36.69%